UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Sykes Enterprises, Incorporated

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 2008
PROXY STATEMENT FOR 2008 ANNUAL MEETING OF SHAREHOLDERS
SHAREHOLDERS ENTITLED TO VOTE
PROPOSAL 1:
ELECTION OF DIRECTORS
DIRECTORS STANDING FOR ELECTION AT THE 2008 ANNUAL MEETING
CLASS I -- TERM EXPIRES AT THE 2011 ANNUAL MEETING
DIRECTORS WHOSE TERMS OF OFFICE CONTINUE
CLASS III -- TERM EXPIRES AT THE 2009 ANNUAL MEETING
CLASS II -- TERM EXPIRES AT THE 2010 ANNUAL MEETING
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
EMPLOYMENT AGREEMENTS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE DISCLOSURE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
OTHER MATTERS

400 North Ashley Drive
Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2008

To the Shareholders of Sykes Enterprises, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Sykes Enterprises, Incorporated (the “Company”) will be held at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, Florida, on Wednesday, May 21, 2008, at 9:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1. To elect 4 directors to hold office until the 2011 Annual Meeting of Shareholders;

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

3. To transact any other business as may properly come before the Annual Meeting.

Only shareholders of record as of the close of business on April 4, 2008, will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

By Order of the Board of Directors,

James T. Holder
Secretary

April 18, 2008

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, please vote on the matters to be considered at the Annual Meeting by completing the enclosed proxy and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. If your shares are held in street name by a nominee, you may not vote such shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from such nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Annual Meeting.

400 North Ashley Drive
Tampa, Florida 33602

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, Florida, on Wednesday, May 21, 2008, at 9:00 a.m., Eastern Daylight Savings Time, or any adjournment or postponement of the Annual Meeting.

This Proxy Statement and the annual report to shareholders of the Company for the year ended December 31, 2007, are first being mailed on or about April 21, 2008, to shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

The record date for the Annual Meeting is April 4, 2008. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 41,105,924 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. At the Annual Meeting, if a quorum exists, directors will be elected by a plurality of the votes cast in the election. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Broker non-votes will not be counted as votes cast in determining whether a Proposal has been approved.

Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting. Proxies solicited by this Proxy Statement will be returned to the Board of Directors and will be tabulated by an inspector of elections designated by the Board of Directors.

The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries that hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors currently is comprised of 11 individuals, and is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), as nearly equal in number as possible, with each class serving a three-year term expiring at the third annual meeting of shareholders after its election. The term of the four current CLASS I directors will expire at the Annual Meeting. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated H. Parks Helms, Linda McClintock-Greco, M.D., James K. (Jack) Murray, Jr., and James S. MacLeod to stand for re-election as CLASS I directors, whose terms will all expire at the 2011 Annual Meeting of Shareholders.

In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named herein will be unavailable or, if elected, will decline to serve.

The Board of Directors recommends the following nominees for election as directors in the Classes specified and urges each shareholder to vote “FOR” the nominees. Executed proxies in the accompanying form will be voted at the Annual Meeting “FOR” the election as directors of the nominees named below, unless authority to do so is withheld.

DIRECTORS STANDING FOR ELECTION AT THE 2008 ANNUAL MEETING

CLASS I — TERM EXPIRES AT THE 2011 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

H. Parks Helms	72	H. Parks Helms has served as a director of the Company since its inception in 1977 and is a member and Chairman of the Nominating and Corporate Governance Committee. Mr. Helms is President and Managing Partner of the law firm of Helms, Henderson & Associates, P.A., in Charlotte, North Carolina and has been with the firm, and its predecessor firm, Helms, Cannon, Henderson & Porter, P.A. for more than the past five years. Mr. Helms has held numerous political appointments and elected positions, including as a member of the North Carolina House of Representatives. He currently is Vice Chairman of the Mecklenburg County, North Carolina Board of County Commissioners.
Linda McClintock-Greco, M.D.	53	Linda McClintock-Greco, M.D. was elected to the Board of Directors in May of 1998 and is a member of the Nominating and Corporate Governance Committee. Since 1998, Dr. McClintock-Greco has been the President and Chief Executive Officer of Greco & Assoc. Consulting, a healthcare consulting firm, and in that capacity serves as the vice president of Medical Affairs for Entrusted Healthcare Management Services for the State of Florida. Until 1998, she served as Chief Executive Officer and Chief Medical Officer of Tampa General HealthPlan, Inc. (HealthEase) and had spent the past 11 years in the health care industry as both a private practitioner in Texas and a managed care executive serving as the Regional Medical Director with Humana Health Care Plan. Dr. McClintock-Greco serves on the Board of Directors of the Florida Association of Managed Care Organizations (FAMCO) . Dr. McClintock-Greco also serves on the board of several charitable organizations.

Name	Age	Principal Occupation and Other Information

James K. (Jack) Murray, Jr.	72	James K. Murray, Jr., was elected to the Board of Directors in May 2005 and is a member of the Compensation and Human Resource Development Committee. During the past fifteen years, Mr. Murray has served as Chairman of Murray Corporation, a private venture capital enterprise based in Tampa, Florida. In 1970, Mr. Murray was one of the founders of a company that is today HealthPlan Services, Inc. and PlanVista, Inc., which was acquired by The Dun & Bradstreet Corporation (NYSE:DNB) in 1978. From 1978 through 1993, Mr. Murray served in various capacities for Dun & Bradstreet Corporation, including President of Dun & Bradstreet Credit Services, and from 1990 through 1993, served in various capacities including President, principal executive officer and Chairman for the Reuben H. Donnelley Corp., a publisher of telephone yellow pages. In 1994, Mr. Murray and several other financial partners acquired HealthPlan Services from Dun & Bradstreet. In May, 1995, HealthPlan Services became a public company and was listed on the New York Stock Exchange. Mr. Murray retired from HealthPlan Services in 2000. Mr. Murray currently serves as a Trustee of Berkeley Preparatory School, and Chairman and Trustee of the St. John’s Episcopal Church Foundation, all in Tampa, Florida.
James S. MacLeod	60	James S. MacLeod was elected to the Board of Directors in May 2005 and is a member of the Compensation and Human Resource Development Committee. Mr. MacLeod has served as Managing Director of CoastalStates Bank in Hilton Head Island, South Carolina since February, 2004. Mr. MacLeod also serves on the Board of Directors of CoastalStates Bank and CoastalSouth Bancshares, its holding company. From June, 1982 to February, 2004, he held various positions at Mortgage Guaranty Insurance Corp in Milwaukee, Wisconsin, the last 7 years serving as its Executive Vice President. Mr. MacLeod has a Bachelor of Science degree in Economics from the University of Tampa, a Master of Science in Real Estate and Urban Affairs from Georgia State University and a Masters in City Planning from the Georgia Institute of Technology. Mr. MacLeod is currently a Trustee of the University of Tampa, Hilton Head Preparatory School and the Allianz Funds.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

CLASS III — TERM EXPIRES AT THE 2009 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

Charles E. Sykes	45	Charles E. Sykes was elected to the Board of Directors in August, 2004 to fill the vacancy created by the retirement of the Company’s founder and former Chairman, John H. Sykes. Mr. Charles Sykes joined the Company in September, 1986 and has served in numerous capacities throughout his years with the Company. Mr. Charles Sykes was appointed as Vice President of Sales, North America in 1999 and between the years of 2000 to 2003 served as Group Executive, Senior Vice President of Marketing and Global Alliances, and Senior Vice President of Global Operations. Mr. Sykes was appointed President and Chief Operating Officer in July, 2003 and was named President and Chief Executive Officer in August 2004. Mr. Sykes received his Bachelor of Science degree in mechanical engineering from North Carolina State University in 1985. He has served as a Board Member of America’s Second Harvest of Tampa since 2004.
Furman P. Bodenheimer, Jr.	78	Furman P. Bodenheimer, Jr. was elected to the Board of Directors in 1991 and is a member of the Nominating and Corporate Governance Committee. Mr. Bodenheimer has been President and Chief Executive Officer of Zickgraf Enterprises, Inc. and Nantahala Lumber in Franklin, North Carolina for more than the past five years. Mr. Bodenheimer is retired as president of the First Citizens Bank & Trust Company in North Carolina, where he was employed for 30 years.
William J. Meurer	64	William J. Meurer was elected to the Board of Directors in October 2000 and is a member and Chairman of the Audit Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for St. Joseph’s Baptist Health Care and as a member of the Board of Directors of the Heritage Family of Funds and Tribridge, Inc.

CLASS II — TERM EXPIRES AT THE 2010 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

Paul L. Whiting	64	Paul L. Whiting was elected to the Board of Directors in December of 2003 and was elected Chairman in August, 2004. He is also a member of the Board’s Audit Committee. Since 1997 Mr. Whiting has been President of Seabreeze Holdings, Inc., a privately held consulting and investment company. From 1991 through 1996, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chief Executive Officer. Mr. Whiting has held similar high-level finance and administration positions at Questor Corporation. Presently, Mr. Whiting sits on the boards of TECO Energy, Inc. and Tampa Banking Co. Mr. Whiting also serves on the boards of various civic organizations, including, among others, the Academy Prep Center of Tampa, Inc., a full scholarship, private, college preparatory middle school for low-income children, where he is the Board President.
Mark C. Bozek	46	Mark C. Bozek was elected to the Board of Directors in August of 2003 and is a member and Chairman of the Compensation and Human Resource Development Committee. Mr. Bozek is the President of Galgos Entertainment, a privately held film production company which he founded in January 2003. From March 1997 until February 2003, Mr. Bozek served as the Chief Executive Officer of HSN (f/k/a Home Shopping Network). From April 1993 until February 1996, Mr. Bozek served as the Vice President of Broadcasting for QVC.

Name	Age	Principal Occupation and Other Information

Lt. Gen Michael DeLong (Retired)	62	Lt. General Michael DeLong (USMC Retired) was elected to the Board of Directors in September of 2003 and is a member of the Nominating and Corporate Governance Committee. Since October 2003, Lt. Gen. DeLong has served as Vice Chairman of Shaw Arabia Limited, President of Shaw CentCom Services, LLC, and Senior Vice President of the Shaw Group, Inc. On February 19, 2008, Lt. Gen. DeLong was named President of Boeing Middle East, Ltd. From 1967 until his retirement on November 1, 2003, Lt. Gen. DeLong led a distinguished military career, most recently serving as the Deputy Commander, United States Central Command at Mac Dill Air Force Base, Tampa, Florida. He holds a Master’s Degree in Industrial Management from Central Michigan University and an honorary Doctorate in Strategic Intelligence from the Joint Military Intelligence College and graduated from the Naval Academy as an Engineer. Lt. Gen. DeLong also serves as a director of AEBiofuels, Inc.
Iain A. Macdonald	63	Iain A. Macdonald was originally elected to the Board of Directors in 1998 and served until 2001, when he resigned for personal reasons. Mr. Macdonald was re-elected to the Board of Directors in May of 2004 and since then has been a member of the Audit Committee. During the past 10 years, Mr. Macdonald has served on the boards of a series of technology-based business ventures in the UK which he has assisted to develop and obtain funding. He is currently Chairman of Yakara plc, a developer of SMS telecommunications software solutions, a member of the Board of Northern AIM VCT plc, which is a venture capital investment fund, and he is a Director of the Scottish Industrial Development Advisory Board, which assesses applications for assistance by the Scottish Government. Prior to joining the Company’s Board in 1998, Mr. Macdonald served as a director of McQueen International Ltd. from 1996 until its acquisition by the Company.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, Code of Ethics, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.sykes.com/investors.asp, by clicking on “Corporate Governance.”

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the board members are independent of the Company and its management;

•	all members of the key board committees — the Audit Committee, the Compensation and Human Resource Development Committee and the Nominating and Corporate Governance Committee — are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•	the Company has adopted a code of ethics that applies to all directors, officers and employees which is monitored by its Nominating and Corporate Governance Committee;

•	the charters of the Board committees clearly establish their respective roles and responsibilities; and

•	the Company’s Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described under “Communications With Our Board” below.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions.

In order to ensure that material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company are in the best interests of the Company, under the Code of Ethics adopted by the Board of Directors for all of our employees and directors, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for the Company to enter into any such transaction or relationship. Pursuant to the Code, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, in which such officer or any member of his or her immediate family, may have a personal interest without such Board approval. Further, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.

The Company’s Audit Committee reviews all conflict of interest transactions involving executive officers and directors of the Company, pursuant to its charter.

In the course of their review of a related party transaction, the Board and the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the Company;

•	the importance of the transaction to the related person;

•	whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company; and

•	any other matters the Board or Committee deems appropriate.

Any member of the Board or the Audit Committee who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

Related Party Transactions.

During the year ended December 31, 2007, the Company paid $161,787 to JHS Leasing of Tampa, Inc., an entity owned by Mr. John H. Sykes, former Chairman of the Board and Chief Executive Officer and current principal shareholder, for the use of its corporate aircraft. The lease of the aircraft is pursuant to a written agreement which has been approved by the Audit Committee and the Board. On a quarterly basis, the Audit Committee reviews a report which provides the details of each use of this aircraft by management, including the business purpose, the passengers, and the destination of each flight as well as the cost to the Company, to determine that each such use is in accordance with Company policy.

Director Independence

In accordance with NASDAQ rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards. In conducting its evaluation of Mr. Whiting, the Board considered the Company’s consulting engagement of Mr. Whiting’s adult son, for which the compensation during each of the past two years has not exceeded $60,000. In conducting its evaluation of Mr. Macdonald, the Board considered the business the Company conducted with Yakara, plc, a company that supplies interactive text response solutions that automate inbound and outbound customer contacts. Mr. Macdonald serves as Chairman of the Board of Yakara, plc. The Board determined that the business conducted with Yakara, plc was not material. The Board has determined that neither of these arrangements are of a level requiring disclosure and do not affect the independence of the subject Board members. Based upon these standards, at its meeting held on March 27, 2008, the Board determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and shareholder of the Company:

(1)	Paul L. Whiting	(6)	Iain A. Macdonald
(2)	F. P. Bodenheimer, Jr.	(7)	James S. MacLeod
(3)	Mark C. Bozek	(8)	Linda McClintock-Greco, MD
(4)	Lt. Gen. Michael DeLong (Ret.)	(9)	William J. Meurer
(5)	H. Parks Helms	(10)	James K. Murray, Jr.

In addition, based on such standards, the Board affirmatively determined that Charles E. Sykes is not independent because he is the President and Chief Executive Officer of the Company.

Nominations for Directors

The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. In connection with carrying out its responsibility to identify individuals qualified to become members of the Board of Directors, the Committee has developed and recommend to the Board of Directors guidelines and criteria as to the desired qualifications of candidates for nomination for election as a director of the Company. In accordance with our Corporate Governance Guidelines, such criteria include considerations of age, skill, integrity, experience, time availability, stock exchange listing standards, and applicable federal and state laws and regulations.

The Committee may use various sources for identifying and evaluating nominees for directors including referrals from our current directors, management and shareholders, as well as input from third party executive search firms retained at the Company’s expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, one or more members of the Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the full Committee which will conduct a personal interview with the candidate. During the interview, the Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board, as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Committee, as a result of the Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

The four Class I directors whose terms expire at the Annual Meeting have all been nominated by the Committee to stand for re-election.

The Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Committee in care of our Corporate Secretary, 400 North Ashley Drive, Tampa, Florida 33602. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders; provided, however, that in the event that less than 70 days notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

To be considered by the Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Communications with our Board

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sykes Enterprises, Incorporated, 400 N. Ashley Drive, Tampa, Florida 33602. Under the process for such communications established by the Board of Directors, the Senior Vice President and General Counsel of the Company reviews all such correspondence and regularly forwards to all members of the Board a summary of the correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Correspondence that, in the opinion of the Senior Vice President and General Counsel, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is summarized and the summary and a copy of the correspondence is forwarded to the Chairman of the Audit Committee. Additionally, at the direction of the Audit Committee, the Company has established a worldwide toll free hotline administered by an independent third party through which employees may make anonymous submissions regarding questionable accounting or auditing matters. Reports of any anonymous submissions are sent to the Chairman of the Audit Committee and the Senior Vice President and General Counsel of the Company.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met seven times during 2007, of which four were regularly scheduled meetings and three were unscheduled meetings. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2007. All of the directors attended the 2007 Annual Meeting of Shareholders on May 24, 2007.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board may also establish special committees as needed to assist the Board with review and consideration of non-routine matters. The standing committees are the Audit Committee, the Compensation and Human Resource Development Committee and the Nominating and Corporate Governance Committee. In accordance with NASDAQ Stock Market and Securities and Exchange Commission requirements, all the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at www.sykes.com by first clicking on “Investors” and then on “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows membership for the entire year 2007 for each of the standing Board committees.

Audit	Nominating and Corporate	Compensation and Human Resource
Committee	Governance Committee	Development Committee

William J. Meurer, Chair	H. Parks Helms, Chair	Mark C. Bozek, Chair
Iain A. Macdonald	Dr. Linda McClintock-Greco	James K. Murray, Jr.
Paul L. Whiting	Furman P. Bodenheimer, Jr.	James S. MacLeod
Lt. Gen. Michael P. DeLong (Ret)

Audit Committee.  The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company officer or director has a material interest, are reviewed by the Committee, and the approval of the Committee is required for such transactions. During the year ended December 31, 2007, the Committee held nine meetings. The Board has determined that Mr. Meurer is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Committee is governed by a written charter, which is reviewed on an annual basis. A copy of the current Audit Committee Charter is available on the Company’s website at www.sykes.com by first clicking on “Investors” and then on “Corporate Governance.”

Nominating and Corporate Governance Committee.  The purpose of the Nominating and Corporate Governance Committee is to: (a) identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries; (b) recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings; (c) recommend to the Board of Directors committee appointments for directors; (c) develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and (d) monitor the Company’s compliance with good corporate governance standards. During the year ended December 31, 2007, the Nominating and Corporate Governance Committee held four meetings. The Committee is governed by a written charter, which is reviewed on an annual basis. A copy of the current Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.sykes.com by first clicking on “Investors” and then on “Corporate Governance.”

Compensation and Human Resource Development Committee.  The Compensation and Human Resource Development Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the establishment of the base salary, incentive compensation and any other compensation for the Company’s President and Chief Executive Officer, and to review and approve the President and Chief Executive Officer’s recommendations for the compensation of certain executive officers reporting to him. This Committee also monitors the Company’s management incentive cash and equity based bonus compensation arrangements and other executive officer benefits, and evaluates and recommends the compensation policy for the directors to the full Board for consideration. The Committee also determines compensation and benefits of the Company’s non-employee directors. The Company engaged Mercer Human Resource Consulting to conduct a review of its total compensation program for executive officers and to assist the Committee in establishing a competitive compensation program for its executive officers that motivates performance and that is aligned with the interests of its shareholders. This Committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs as well as training and development. During 2007, the Committee held six meetings. The Committee is governed by a written charter, which is reviewed on an annual basis. A copy of the current Compensation and Human Resource Development Committee Charter is available on the Company’s website at www.sykes.com by first clicking on “Investors” and then on “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

None

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation and Human Resource Development Committee (referred to in this Analysis as the “Committee”) of the Board has been charged with the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee’s goal is to ensure that the form and amount of compensation and benefits paid to its senior leadership team, specifically including the named executive officers, is fair, reasonable and sufficiently competitive to attract and maintain high quality executives who can lead the Company to achieve the goals that the Board believes will maximize shareholder value. Executive compensation matters are first considered by the Committee, which then makes recommendations to the Board, which then considers and approves or disapproves the Committee’s recommendations. As it relates to the compensation of the Company’s CEO, the Committee meets first with the CEO to obtain information regarding performance, objectives and expectations, discusses the matter with the Board and then makes a final compensation determination.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to enhance shareholder value by attracting and retaining the talent and experience best suited to manage, guide and build our business. This requires fair and competitive base salaries and benefits designed to attract qualified executives, as well as carefully designed bonus compensation strategies designed to link the interests of the executives to the long-term interests of our shareholders. In evaluating and determining the complete compensation packages for the Company’s executive officers generally, and the named executive officers specifically, the Committee reviews relevant market data provided by its consultant which includes an evaluation of the multiple components of the executive compensation and benefit packages paid to similarly situated executives of similarly situated peer companies. The Committee believes that the incentive bonus component of the executive compensation program has the potential to significantly influence the achievement of strategic goals of the Company, but to do that, must be carefully designed with those goals in mind. The Committee believes that this is best accomplished by rewarding the Company’s executives with a combination of cash and a meaningful component of stock-based compensation for the Company’s achievement of specific and pre-determined annual, long-term and strategic goals, and to withhold payment of that component of compensation if those goals are not achieved.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation program to motivate executives to achieve the business goals set by the Company and reward the executives for achieving those goals. The Committee meets on at least an annual basis with the Chief Executive Officer and representatives of Human Resources which together recommends a compensation outline for the executive management team other than the Chief Executive Officer. In furtherance of these goals, the Committee engaged Mercer Human Resource Consulting, a division of Marsh & McLennan Companies (“Mercer”), to conduct a review of its total compensation program for all executive officers specifically including the President and Chief Executive Officer and the Chief Financial Officer as well as the other named executive officers. Mercer provided the Committee with relevant market data and alternatives to consider when making compensation decision for the President and Chief Executive Officer, and on the recommendations being made by management for executives other than the President and Chief Executive Officer.

In making its compensation decisions for 2007, the Committee compared each element of total compensation against a peer group of ten (10) other publicly traded companies which the Committee believes compete with the Company in the customer contact management segment and for executive talent as well (the “Compensation Peer Group”). The composition of the Compensation Peer Group will be reviewed annually to determine whether there are new companies which should be added, or existing companies which should be deleted. The other companies included in the Compensation Peer Group and used as the basis for comparison and analysis by the Committee for fiscal year 2007 were:

• PeopleSupport, Inc.	• StarTek, Inc.
• Keane, Inc.	• TechTeam Global, Inc.
• Affiliated Computer Services, Inc.	• Alliance Data Systems
• Convergys Corporation	• TeleTech Holdings, Inc.
• ICT Group, Inc.	• APAC Customer Services, Inc.

As a result of the Committee’s belief that incentive compensation for its executives should be directly related to the Company’s performance, the Committee requested that Mercer perform a comparison of 7 specific performance metrics of the Company against the Compensation Peer Group. The performance metrics measured were (a) 1-year sales growth, (b) 1-year diluted earnings per share growth, (c) 1-year free cash flow growth, (d) EBITDA margin, (e) operating income margin, (f) net profit margin, and (g) 3-year annualized total shareholder return. Based upon fiscal year end 2006 figures, the Company exceeded the Compensation Peer Group performance at the 50th percentile in six (6) of the seven (7) measured metrics. At the 75th percentile, the Company exceeded the Compensation Peer Group performance in two (2) of the seven (7) measured metrics. Based upon the measures and weightings used by Mercer in its analysis, the Company ranked third in overall performance out of all companies in the Compensation Peer Group.

When comparing aggregate total cash compensation paid by the Company in 2006 to its top five (5) highest paid proxy-named executive officers to that paid by the Compensation Peer Group, the Company ranked third (3rd) out of the eleven. Current salaries of the Company’s named executive officers, and the entire executive management team, are at the 50th percentile of the Compensation Peer Group. When comparing aggregate total direct compensation paid by the Company in 2006 to its top five (5) highest paid proxy-named executive officers to that paid by the Compensation Peer Group, the Company ranked fourth (4th) out of the eleven.

The Committee believes that it should generally set compensation of its executives in the general range of 80% to 120% of the 50th percentile of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. However, variations from this objective may occur as dictated by the experience level of the individual and other market factors. The Committee recognizes, however, that long – term, equity incentive compensation awards may lift the total direct compensation of its executives above the 50th percentile of the Compensation Peer Group, but if that occurs, it will be as a result of the Company’s achievement of long term goals specifically targeted at increasing shareholder value.

A significant percentage of total compensation to our senior executives is allocated to performance-based incentives as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term performance-based incentive compensation. Rather, the Committee reviewed the recommendations provided by Mercer based upon the peer group and industry standards, together with of each of the senior executive’s existing compensation and performance as relayed by the Chief Executive Officer, and requested that Mercer re-evaluate its recommendations based upon comments and suggestions from the Committee. The revised recommendations of Mercer ultimately formed the basis of the Committee’s senior executive compensation structure for 2007. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. During the three (3) years prior to 2006, the compensation granted by the Committee to our senior executives was almost exclusively in the form of cash. Beginning in 2006, the Committee determined that to be effective over the long term, the compensation policy of the Company must require that a significant portion of total direct compensation be in the form of long-term equity incentive grants and, therefore, a significant percentage of total direct compensation to our executive officers in fiscal year 2007 was in the form of non-cash, long-term equity incentive awards.

Elements of Compensation

The current compensation program for our executives includes several direct compensation components. Those components are base salary, annual cash incentive awards and equity-based incentive awards, which are currently granted in the form of performance — based restricted stock (or restricted stock units), time-vested restricted stock and stock appreciation rights. Our executives are also permitted to participate in our 401(k) plan which is available to all employees, as well as our non-qualified executive deferred compensation plan. The purpose of the deferred compensation plan is to provide our executives with the ability to take advantage of tax deferred savings which may not be fully available to them under our 401(k) plan.

Base Salary

Base salary is designed to provide each executive with a fixed amount of annual compensation that is competitive with the marketplace. Having a certain level of fixed compensation provides stability which allows our executives to remain focused on business issues. Base salaries for the named executive officers are determined for each executive based on his or her position and responsibility by using market data provided to the Committee by Mercer. Base salary ranges of our executives are designed so that salary opportunities for a given position will be between 80% and 120% of the midpoint of the base salaries of similarly positioned executives in the Compensation Peer Group. During its review of base salaries for executives, the Committee primarily considers (a) the market data provided by Mercer, (b) internal review of the executive’s compensation, both individually and relative to other officers, and (c) individual performance of the executive. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of our executive leadership team, other than the President and Chief Executive Officer, are based on the Committee’s assessment of the individual’s performance, with input from the President and Chief Executive Officer.

Performance-Based Annual Cash Incentive Compensation

The annual cash incentive component of the total direct compensation paid to our executive leadership team is designed to award achievement of pre-determined annual corporate, and sometimes individual, performance goals. The annual incentive awards are designed to reward current performance by basing payment on the achievement of quantifiable performance measures that reflect contributions to the success of our business. The annual incentive program is intended to encourage actions by the executives that contribute directly to our operating and financial results. In fiscal year 2007, the annual cash incentive component of total direct compensation paid to the President and Chief Executive Officer, and all other executive officers, (except for the Senior Vice President, General Counsel and Secretary and the Senior Vice President of Real Estate), was determined based solely upon the achievement of pre-determined corporate financial goals. The annual cash incentive component of total direct compensation paid to the Senior Vice President, General Counsel and Secretary was determined based 50% upon the achievement of pre-determined corporate financial goals, and 50% upon the achievement of pre-determined individual performance goals. The annual cash incentive component of total direct compensation paid to the Senior Vice President, Real Estate was based solely upon the achievement of pre-determined individual performance goals.

At the beginning of the year, the Committee sets minimum, target and maximum levels for the portion of the cash incentive component of total direct compensation that is determined by reference to corporate financial performance. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and is paid at 50% of the target award level. Maximum performance represents the highest level likely to be attained and is paid at 150% of the target award level. No annual performance based cash incentive compensation determined by reference to corporate financial performance is paid to any executive of the Company if our financial results do not exceed the threshold determined for that year. At the beginning of each year, the Committee also sets the award percentage tied to salary for the President and Chief Executive Officer and recommends an award percentage for each of the other members of the executive leadership team that they will receive if the performance goals are met. The Committee’s goal in setting target award levels is to create a compensation program such that the potential incentive awards, when combined with each officer’s base salary, will provide a fully competitive total cash compensation opportunity, with the portion of compensation “at risk” (i.e., the target award level) being reflective of the level of that officer’s accountability for contributing to bottom line financial results, and the degree of influence that officer has over results. In setting these percentages, the Committee considers these factors as well as data from the market assessment provided by Mercer. In 2007, the target award percentages were set at 75% of base salary for the President and Chief Executive Officer, 60% of base salary for the Chief Financial Officer, and between 30% and 50% of base salary for each of the other named executive officers and members of the executive leadership team.

For fiscal year 2007, the Committee established the target financial goal of the Company on which the annual performance based cash incentive compensation awards would be based as $40,670,000 of consolidated earnings before taxes. The amount each named executive officer received in 2007 under our annual performance based cash incentive compensation program has been reported in the Summary Compensation Table in the Non-Equity Incentive Compensation column. In years prior to 2006, these amounts were reported under the bonus column of the predecessor to the Summary Compensation Table.

Each of the named executive officers for the fiscal year ended December 31, 2007, received the following payments in March 2008 as payment of the annual cash performance bonus earned for fiscal year 2007 performance.

2007 Annual Cash
Name	Performance Bonus

Charles E. Sykes	$468,750
W. Michael Kipphut	$276,375
James C. Hobby	$190,625
Lawrence R. Zingale	$190,625
David L. Pearson	$132,452

Performance-Based, Long-Term, Equity Incentive Compensation

The long-term, performance-based equity incentive compensation component of total direct compensation for our executives is designed to encourage them to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in the Company through grants of the Company’s common stock based on a three-year performance cycle. The Committee currently utilizes a combination of restricted stock (or restricted stock units for executives and key employees in foreign countries who would suffer unfavorable tax consequences due to local tax laws if they were to receive restricted stock) and stock appreciation rights (“SARs”). The Company has not issued stock options since 2003. By using a mix of restricted stock and SARs, the Company is able to compensate executives for sustained increases in the Company’s stock performance. The restricted stock component is only earned when certain Company financial performance goals are attained, and the full value is maximized when the value of the Company’s stock increases. The SARs awarded to executive officers represent the right to receive, on the specified dates, that number of shares of the Company’s common stock determined by dividing (i) the total number of shares of stock subject to the SAR being exercised by the Participant, multiplied by the amount by which the fair market value of a share of the Company’s common stock on the day the right is exercised exceeds the fair market value of a share of the Company’s common stock on the date of grant of the SAR (the “Spread”), by (ii) the fair market value of a share of the Company’s common stock on the exercise date. The Committee believes both of these components of performance-based long-term equity incentive compensation directly align the interests of the Company’s executives with the interests of its shareholders. The Committee’s goal in setting target long-term equity incentive award levels is to create a complete compensation program, such that the potential annual cash and long-term equity incentive awards, when combined with each officer’s base salary, will provide a fully competitive total compensation opportunity, with there being a significant portion of potential compensation “at risk.” In setting award percentages (which are tied to salary), the Committee considers the level of each officer’s accountability for contributing to bottom line financial results, and the degree of influence that officer has over results, as well as data from the market assessment provided by Mercer. The Committee first utilized this method for determining long-term incentive compensation on a three-year performance cycle for the performance cycle beginning January 1, 2005.

2005 through 2007 Performance Cycle.  In May, 2006, the Committee established the target level of Company financial performance for the performance-based long-term equity incentive component of total direct compensation that would be used to determine awards to certain of the named executive officers and other executive officers for the three-year performance cycle beginning on January 1, 2005 and ending on December 31, 2007. For this three-year performance cycle, the awards were only to be paid if the Company reached the established target level of financial performance, and in that event, the payment would be made at 100% of the established awards. There was no opportunity for the participating executives to earn more than that amount under the long-term equity incentive component of compensation for this three-year measurement cycle. For the three-year performance cycle beginning in fiscal year 2005, the Committee made awards of performance-based restricted stock (or restricted stock units, as the case may be) and cash only. The target award percentages were set at 60% of base salary for both the President and Chief Executive Officer and the Chief Financial Officer, and between 35% and 50% of base salary for each of the other named executive officers and members of the executive leadership team. Twenty five (25) percent of the full award value was to be paid in cash to alleviate some of the tax burden associated with the delivery of the stock. The financial targets were achieved and the stock was delivered to the award recipients on April 1, 2008.

2006 through 2008 Performance Cycle.  In May, 2006, the Committee also established minimum, target and maximum Company financial performance levels for the performance-based long-term equity incentive component of total direct compensation that will be used to determine awards to certain of the named executive officers, other executive officers and certain key employees for the three-year performance cycle beginning on January 1, 2006 and ending on December 31, 2008. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and is paid at 80% of the target award level. Maximum performance represents the highest level likely to be attained and is paid at 150% of the target award level. None of the restricted stock awards will vest and be delivered to any executive of the Company if our financial results do not exceed the threshold determined for that three-year measurement period. For the three-year performance cycle beginning in fiscal year 2006, the Committee made awards of performance-based restricted stock (or restricted stock units as the case may be) and time vesting SARs. The target award percentages for performance based restricted stock were set at 133% of base salary for the President and Chief Executive Officer, 80% of base salary for the Chief Financial Officer, and between 20% and 67% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 67% of base salary for the President and Chief Executive Officer, 40% of base salary for the Chief Financial Officer, and between 20% and 33% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for two thirds of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, has increased during fiscal years 2006, 2007 and 2008 (measured as of December 31, 2008) at least in an amount equal to 10% compounded annual growth over the amount reported for the 2005 fiscal year. The target goal for one third of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations, has increased during fiscal years 2006, 2007 and 2008 (measured as of December 31, 2008) at least in an amount equal to 4% compounded annual growth over the amount reported for the 2005 fiscal year. The SAR awards vest in equal one third amounts based upon the executive being employed by the Company on each of March 29, 2007, March 29, 2008 and March 29, 2009.

2007 through 2009 Performance Cycle.  In December, 2006, the Committee established minimum, target and maximum Company financial performance levels for the performance-based long-term equity incentive component of total direct compensation that will be used to determine awards to certain of the named executive officers, other executive officers and certain key employees for the three-year performance cycle beginning on January 1, 2007 and ending on December 31, 2009. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and is paid at 80% of the target award level. Maximum performance represents the highest level likely to be attained and is paid at 150% of the target award level. None of the restricted stock awards will vest and be delivered to any executive of the Company if our financial results do not exceed the threshold determined for that three-year measurement period. For the three-year performance cycle beginning in fiscal year 2007, the Committee made awards of performance-based restricted stock (or restricted stock units as the case may be) and time vesting SARs. The target award percentages for performance based restricted stock were set at 133% of base salary for the President and Chief Executive Officer, 80% of base salary for the Chief Financial Officer, and between 20% and 67% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 67% of base salary for the President and Chief Executive Officer, 40% of base salary for the Chief Financial Officer, and between 20% and 33% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for two thirds of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations during fiscal years 2007, 2008 and 2009 (measured from January 1, 2007 through December 31, 2009) equals at least $110,210,000. The target goal for one third of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations (measured from January 1, 2007 through December 31, 2009) equals at least $1,992,000,000. The SAR awards vest in equal one third amounts based upon the executive being employed by the Company on each of March 29, 2008, March 29, 2009 and March 29, 2010.

2008 through 2010 Performance Cycle.  In December, 2007, the Committee established minimum, target and maximum Company financial performance levels for the performance-based long-term equity incentive component of total direct compensation that will be used to determine awards to certain of the named executive officers, other executive officers and certain key employees for the three-year performance cycle beginning on January 1, 2008 and ending on December 31, 2010. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and is paid at 80% of the target award level. Maximum performance represents the highest level likely to be attained and is paid at 150% of the target award level. None of the restricted stock awards will vest and be delivered to any executive of the Company if our financial results do not exceed the threshold determined for that three-year measurement period. For the three-year performance cycle beginning in fiscal year 2008, the Committee made awards of performance-based restricted stock (or restricted stock units as the case may be) and time vesting SARs. The target award percentages for performance based restricted stock were set at 133% of base salary for the President and Chief Executive Officer, 80% of base salary for the Chief Financial Officer, and between 20% and 67% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 67% of base salary for the President and Chief Executive Officer, 40% of base salary for the Chief Financial Officer, and between 20% and 33% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for two thirds of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, during fiscal years 2008, 2009 and 2010 (measured from January 1, 2008 through December 31, 2010) equals at least $183,720,000. The target goal for one third of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations during fiscal years 2008, 2009 and 2010 (measured from January 1, 2008 through December 31, 2010) equals at least $2,388,953,000. The SARs awards vest in equal one third amounts based upon the executive being employed by the Company on each of January 2, 2009, January 2, 2010 and January 2, 2011.

The amount each named executive officer received in 2007 as performance-based long-term equity incentive compensation for the three-year measurement period beginning in 2007 has been reported in the summary compensation table in the Stock Awards column.

Executive Deferred Compensation

Participation in the Executive Deferred Compensation Plan (the “DC Plan”) is limited to employees at the Director level and above within the Company’s organizational structure (currently, in ascending order, Directors, Senior Directors, Vice Presidents, Senior Vice Presidents, and the President). Participants in the DC Plan may elect to defer any amount of base compensation and bonus. The Company matches a portion of amounts deferred by participants at the level of Vice President and above on a quarterly basis as follows: 50% match on salary deferred, up to a total match of $12,000.00 per year for Senior Vice Presidents and above and $7,500.00 per year for Vice Presidents. No match is made on deferrals by other participants. The matching contributions made to the DC Plan by the Company are made in the form of Company common stock.

Compensation deferred by a participant while participating in the DC Plan is deferred until such participant’s retirement, termination, disability or death, or a change in control of the Company, as defined in the DC Plan, and in such event is paid out to the participant or his beneficiary. Under current tax law, a participant does not recognize income with respect to deferred compensation until it is paid to him or her. Upon payment, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of stock received, and the Company will be entitled to a deduction equal to the income recognized by the participant.

Distributions of the participants’ deferred compensation and Company stock contributed as matching contributions is made as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made as soon as administratively feasible.

In the event the participant terminates employment (for reasons other than death, disability or retirement) without participating in the DC Plan for three years, the matching contributions and earnings attributable thereto are forfeited. In the event that a participant terminates employment after three years but less than five years of participation in the DC Plan, the participant forfeits 67% of the matching contribution and earnings. In the event a participant terminates employment after five years but less than seven years of participation in the DC Plan, the participant forfeits 33% of the matching contribution and earnings. In the event a participant terminates employment after seven years of participation in the DC Plan, the participant is entitled to retain all of the matching contribution and earnings.

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for the Senior Vice Presidents and the President by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Participants forfeit undistributed matching contributions if the participant is terminated for “cause” as defined in the DC Plan or the participant enters into a business or employment which the Company’s Chief Executive Officer determines to be in violation of any non-compete agreement between the participant and the Company.

Other Elements of Compensation

For our named executive officers, the amount of compensation shown under the Other Compensation column of the Summary Compensation Table represents less than 2% of their total compensation for the year. These amounts represented mainly Company matches to the DC Plan, excess group term life insurance premiums and additional compensation paid to executive employees related to health and welfare benefits. We also have change of control provisions in the employment agreements with our President and Chief Executive Officer, and our Chief Financial Officer, as well as in all of the equity incentive agreements with all of our executives and key employees. The change of control provisions in the two employment agreements are “double-trigger” arrangements, meaning that payments are only made if there is a change in control of the Company and the officer’s employment is terminated without cause, or the officer terminates employment for good reason, as such terms are defined in their respective employment agreements. All of our employment agreements with the named executive officers, and the other executive officers, contain severance agreements ranging from one to three years in the event of termination by the Company other than for cause. These agreements are discussed in greater detail on page 30 under “Potential Payments Upon Termination or Change of Control.” We believe that providing these agreements helps increase our ability to attract, retain and motivate highly qualified management personnel and encourage their continued dedication without distraction from concerns over job security relating, among other things, to a change in control of the Company.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are permitted to fly in business class when traveling overseas on business and are permitted to attend sporting events utilizing Company paid tickets that are not otherwise utilized in connection with business development.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 19 under the heading “Executive Deferred Compensation.”

Accounting for Equity Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including those under its long-term incentive programs, in accordance with the requirements of FASB Statement 123(R).

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the named executive officers and other members of the senior management team, which vary by position from 150% to 400% of base salary. These guidelines, which allow the executives five (5) years beginning January 1, 2008 to acquire this amount of stock, were adopted in 2006. The Committee will review share ownership of the Company’s executives on an annual basis to ensure that the executive officers are aware of where each stands in relation to the established guidelines. For purposes of the guidelines, stock ownership includes fully vested stock options, directly held common stock, time-vested restricted stock, performance shares and indirectly held shares that are considered beneficially owned under applicable SEC rules. We believe that these guidelines are appropriate to encourage our executive officers to hold a sufficient amount of our equity to create a mutuality of interest between our executive officers and our shareholders. These guidelines are aspirational in nature, but the Committee will review the status of officer stock ownership on an annual basis to monitor compliance.

COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE REPORT

The Compensation and Human Resource Development Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Resource Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE

Mark C. Bozek, Chairman
James K. Murray, Jr.
James S. MacLeod

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to, or earned by each of the named executive officers for the fiscal years ending December 31, 2006 and December 31, 2007. The Company has entered into employment agreements with each of the named executive officers which are summarized under the section entitled “Employment Agreements” below. When setting the total compensation for each of the named executive officers, the Committee considers all of the executive’s current compensation, including equity and non-equity based compensation.

Except for the signing bonus paid to Mr. Zingale in 2006, the named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2007 and December 31, 2006. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation” were paid in accordance with parameters determined by the Committee at its December 21, 2006 and March 15, 2006 meetings, respectively, and were paid in March, 2008 and March, 2007, respectively.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
					Option	Incentive Plan	Deferred	All Other
				Stock	Awards	Compensation	Compensation	Compensation
		Salary	Bonus	Awards ($)	($)	($)	Earnings	($)	Total
Name and Principal Position	Year	($)	($)	(1)	(2)	(3)	($)	(4)	($)

Charles E. Sykes	2007	500,000	0	750,324	219,600	505,150	0	24,995	2,000,069
President and Chief Executive Officer	2006	518,990	0	321,413	86,705	590,103	0	14,144	1,531,355
W. Michael Kipphut	2007	368,500	0	358,798	96,855	299,125	0	33,522	1,156,800
Senior Vice President & Chief Financial Officer	2006	368,500	0	162,546	38,150	348,902	0	29,060	947,158
James C. Hobby	2007	303,270	0	232,894	63,078	205,185	0	21,684	826,111
Senior Vice President — Global Operations	2006	275,000	0	102,626	23,488	217,291	0	23,125	641,530
Lawrence R. Zingale(5)	2007	305,000	0	185,244	66,457	190,625	0	20,542	767,868
Senior Vice President — Global Sales and Client Management	2006	286,231	25,000	64,839	26,050	228,750	0	86,143	717,013
David L. Pearson	2007	211,923	0	134,544	20,377	147,012	0	23,694	537,550
Senior Vice President — Information Technology	2006	210,000	0	70,817	17,936	168,541	0	23,045	490,339

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006, in accordance with FAS 123(R), of awards pursuant to long term incentive bonus programs established by the Compensation and Human Resource Development Committee, and thus may include amounts from awards granted in and prior to the respective years. Assumptions used in the calculation of these amounts are included in footnotes 1 and 23 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 and footnotes 1 and 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008 and March 13, 2007, respectively.

(2)	The amounts shown in column (f) represent stock appreciation rights granted as part of long-term, equity-based incentive awards.

(3)	The amounts in column (g) reflect the cash awards to the named individuals pursuant to annual performance based incentive programs established by the Committee and discussed in more detail on page 15 under the heading “Performance Based Annual Cash Incentive Compensation.”

(4)	The amount shown in column (i) reflects for each named executive offer:

 • matching contributions allocated by the Company to each of the named executive officers pursuant to the Executive Deferred Compensation Plan described in more detail on page 19 under the heading “Executive Deferred Compensation;”

• reimbursement for premiums attributable to increased coverage for vision, dental and group medical insurance benefits.

• the cost of premiums for term life and disability insurance benefits;

• the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ Savings Plan and Trust.

The amount in column (i) for Mr. Kipphut also includes a country club membership paid by the Company, and the amount in column (i) for Mr. Zingale includes relocation expenses paid in 2006.

(5)	The amount in column (d) for Mr. Zingale represents a signing bonus paid at the inception of his employment in January, 2006.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to the named executives in 2007, including (i) the grant date, (ii) the estimated future payouts under the non-equity incentive plan awards, (iii) the estimated future payouts under equity incentive plan awards, which consist of shares of restricted stock, (iv) all other stock awards which consist of shares of the Company’s stock contributed as matching contributions under the Executive Deferred Compensation Plan, (v) all other option awards, which consist of Stock Appreciation Rights and the base price of those Stock Appreciation Rights, and (vi) the fair value of the equity awards on the date of grant.

								(i)	(j)
								All Other	All Other		(l)
								Stock	Option	(k)	Grant
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise	Date Fair
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number of	Number of	or Base	Value of
	(b)	Plan Awards(1)			Awards(2)			Shares of	Securities	Price	Stock and
	2007	(c)	(d)	(e)	(f)	(g)	(h)	Stock or	Underlying	of Option	Option
(a)	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/sh)	($)

Charles E. Sykes	1/02	—	—	—	30,234	37,793	56,689	—	—	17.64	666,669
	1/02	—	—	—	—	—	—	—	43,178	17.64	333,333
	1/23	187,500	375,000	562,500	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	657	—	18.24	11,984
W. Michael Kipphut	1/02	—	—	—	13,370	16,712	25,068	—	—	17.64	294,800
	1/02	—	—	—	—	—	—	—	19,093	17.64	147,400
	1/08	110,550	221,100	331,650	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	320	—	18.24	5,837
	6/30	—	—	—	—	—	—	110	—	18.99	2,089
	9/30	—	—	—	—	—	—	108	—	16.61	1,794
	12/31	—	—	—	—	—	—	116	—	18.00	2,088
Lawrence R. Zingale	1/02	—	—	—	9,222	11,527	17,290	—	—	17.64	203,336
	1/02	—	—	—	—	—	—	—	13,169	17.64	101,667
	1/07	76,250	152,500	228,750	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	110	—	18.24	2,006
	6/30	—	—	—	—	—	—	106	—	18.99	2,013
	9/30	—	—	—	—	—	—	104	—	16.61	1,727
	12/31	—	—	—	—	—	—	112	—	18.00	2,016
James C. Hobby	1/02	—	—	—	9,222	11,527	17,290	—	—	17.64	203,336
	1/02	—	—	—	—	—	—	—	13,169	17.64	101,667
	1/08	76,250	152,500	228,750	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	616	—	18.24	11,236
	6/30	—	—	—	—	—	—	39	—	18.99	741
David L. Pearson	1/02	—	—	—	3,810	4,762	7,143	—	—	17.64	84,002
	1/02	—	—	—	—	—	—	—	5,440	17.64	42,000
	1/12	52,500	105,000	157,500	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	649	—	18.24	11,838

(1)	These amounts are based on the individual’s current salary and position.

(2)	Where amounts are shown in columns (f) and (h), then the amounts shown in column (f) reflect the Long-Term Incentive Stock Grant minimum which is 80% of the target amount shown in column (g), and the amount shown in column (h) is 150% of such target amount. The target amount shown is an absolute target. These amounts are based on the individual’s current salary and position. The grant date fair value of the long-term incentive plan awards are based upon the target amounts shown in column (g).

(3)	The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer as matching contributions pursuant to the Executive Deferred Compensation Plan.

(4)	The amounts shown in column (j) reflect the number of Stock Appreciation Rights granted to each named executive officer as part of the Long-Term Incentive awards as described in more detail on page 16 under the heading “Performance-Based, Long-Term, Equity Incentive Compensation.” The actual number of shares underlying the Stock Appreciation Rights cannot be determined until such time as the Stock Appreciation Rights vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. The fair value of the Stock Appreciation Rights included in column (l) is the amount determined pursuant to SFAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the current holdings of stock option and stock awards by the named executives. The table includes both exercisable and unexercisable options together with the exercise price and the expiration date; unvested Stock Appreciation Rights; the number of shares and market value of unvested matching contributions to the Executive Deferred Compensation Plan; and the number of shares of long term incentive (“LTI”) restricted stock together with the market value of those shares.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan
			Incentive					Plan	Awards:
			Plan					Awards:	Market or
			Awards:				Market	Number of	Payout Value
			Number of			Number	Value of	Unearned	of Unearned
	Number of	Number of	Securities			of Shares	Shares or	Shares, Units	Shares, Units
	Securities	Securities	Underlying			or Units	Units of	or Other	or Other
	Underlying	Underlying	Unexercised	Option		of Stock	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	That Have	Have Not	Have Not	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Charles E. Sykes
2005-2007 LTI RS(1)	—	—	—	—	—	—	—	20,000	360,000
2006-2008 LTI RS(2)	—	—	—	—	—	—	—	68,510	1,233,180
2006-2008 LTI SARs(3)	15,705	31,412	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(4)	—	—	—	—	—	—	—	56,689	1,020,402
2007-2009 SARs(5)		43,178		17.64	01/02/17	—	—	—	—
EDC Match(6)	—	—	—	—	—	—	—	—	—
W. Michael Kipphut
2005-2007 LTI RS(1)	—	—	—	—	—	—	—	12,500	225,000
2006-2008 LTI RS(2)	—	—	—	—	—	—	—	30,371	546,678
2006-2008 LTI SARs(3)	6,910	13,821	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(4)	—	—	—	—	—	—	—	25,068	451,224
2007-2009 SARs(5)	—	19,093	—	17.64	01/02/17	—	—	—	—
Options	18,474	—	—	16.24	03/06/10	—	—	—	—
Options	31,526	—	—	16.24	03/06/10	—	—	—	—
Options	60,000	—	—	16.24	03/06/10	—	—	—	—
EDC Match(6)	—	—	—	—	—	—	—	—	—
Lawrence R. Zingale
2006-2008 LTI RS(2)	—	—	—	—	—	—	—	21,053	378,954
2006-2008 LTI SARs(3)	4,721	9,435	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(4)	—	—	—	—	—	—	—	17,290	311,220
2007-2009 LTI SARs(5)	—	13,169	—	17.64	01/02/17	—	—	—	—
EDC Match(6)	—	—	—	—	—	431	7,765	—	—
James C. Hobby
2005-2007 LTI RS(1)	—	—	—	—	—	—	—	8,000	144,000
2006-2008 LTI RS(2)	—	—	—	—	—	—	—	18,982	341,676
2006-2008 LTI SARs(3)	4,254	8,510	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(4)	—	—	—	—	—	—	—	17,290	311,220
2007-2009 LTI SARs(5)	—	13,169	—	17.64	01/02/17	—	—	—	—
EDC Match(6)	—	—	—	—	—	1,853	33,351	—	—
David L. Pearson
2005-2007 LTI RS(1)	—	—	—	—	—	—	—	8,000	144,000
2006-2008 LTI RS(2)	—	—	—	—	—	—	—	8,654	155,772
2006-2008 LTI SARs(3)	1,969	3,938	—	14.56	03/29/16	—	—	—	—
2007-2009 LTI RS(4)	—	—	—	—	—	—	—	7,143	128,574
2007-2009 SARs(5)	—	5,440	—	17.64	01/02/17	—	—	—	—
Options	7,000	—	—	13.18	07/03/10	—	—	—	—
Options	10,000	—	—	4.05	10/17/10	—	—	—	—
Options	10,000	—	—	9.00	02/01/12	—	—	—	—
Options	3,300	—	—	9.00	02/01/12	—	—	—	—
EDC Match(6)	—	—	—	—	—	1,702	30,639	—	—

(1)	The figures in this row represent restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2005-2007 performance measurement period.

(2)	The figures in this row represent restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2006-2008 performance measurement period.

(3)	The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2006-2008 performance measurement period.

(4)	The figures in this row represent restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2007-2009 performance measurement period.

(5)	The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2007-2009 performance measurement period.

(6)	The figures in this row represent restricted shares granted to the named executive officer as matching contributions by the Company under the Executive Deferred Compensation Plan.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for the named executive officers on (1) stock option exercises during 2007, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon vesting of matching contributions under the Executive Deferred Compensation Plan, and the value realized upon the vesting of such shares.

	Options Awards		Stock Awards(1)
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Charles E. Sykes
Options	—	—	—	—
EDC Matching Contr.	—	—	1,230	22,254
W. Michael Kipphut
Options	—	—	—	—
EDC Matching Contr.	—	—	2,955	53,222
Lawrence R. Zingale
Options	—	—	—	—
EDC Matching Contr.	—	—	—	—
James C. Hobby
Options	—	—	—	—
EDC Matching Contr.	—	—	913	16,426
David L. Pearson
Options	—	—	—	—
EDC Matching Contr.	—	—	435	7,931

(1)	Reflects the Company’s matching contributions in the form of shares of its common stock held for the account of the named executive officer in the Executive Deferred Compensation Plan which vested during fiscal year ending December 31, 2007.

PENSION BENEFITS

The Company does not maintain any pension plans for the benefit of its executive officers.

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to the Company’s Executive Deferred Compensation Plan ( the “Plan”), certain executives, including the named executive officers, may defer all or any portion of their base salary, and all or any portion of their performance based non-equity incentive compensation. Deferral elections are made on or before December 31 of each year for amounts to be deferred from income earned with respect to the following year. The table below shows the investment options available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2007, as reported by the administrator of the Plan.

	Rate		Rate
Name of Fund	of Return	Name of Fund	of Return

Wachovia Diversified Stable Value	4.81%	Davis Opportunity A	(1.42)%
Evergreen Core Bond A	4.78%	Dreyfus Premier New Leaders A	(4.77)%
AllianceBernstein Balanced Shares A	2.96%	Columbia Small Cap Value I A	(2.63)%
Van Kampen Comstock R	(2.09)%	Putnam Capital Opportunities A	(8.68)%
Evergreen Equity Index A	4.94%	AIM Small Cap Growth A	11.38%
American Funds Growth Fund of America R3	10.59%	Evergreen International Equity A	14.67%
Goldman Sachs Mid Cap Value A	2.91%	American Century Inf-Adj Bond Inv.	10.95%

Distributions of the participants’ deferred compensation and any vested Company stock matching contributions are made as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made as soon as administratively feasible.

In the event the participant terminates employment (for reasons other than death, disability or retirement) without participating in the plan for three years, the matching contributions and earnings attributable thereto are forfeited. In the event that a participant terminates employment after three years but less than five years of participation in the Plan, the participant forfeits 67% of the matching contribution and earnings. In the event a participant terminates employment after five years but less than seven years of participation in the Plan, the participant forfeits 33% of the matching contribution and earnings.

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for the Senior Vice Presidents and the President by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Participants forfeit undistributed matching contributions if the participant is terminated for “cause” as defined in the Plan or the participant enters into a business or employment which the Company’s chief executive officer determines to be in violation of any non-compete agreement between the participant and the Company.

The following table shows information regarding contributions by the named executive officers, the Company’s matching contributions, aggregate earnings on contributions during fiscal year 2007, and the aggregate balance at year end. There were no distributions from the plan to named executive officers during fiscal year 2007.

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Company	Aggregate		Aggregate
	Contributions	Contribution	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals/	Last Fiscal
	Fiscal Year(1)	Fiscal Year(2)	Fiscal Year	Distributions	Year End(3)
Name	($)	($)	($)	($)	($)

Charles E. Sykes	$24,000	$12,000	$572	$0	$96,136
W. Michael Kipphut	$23,700	$11,850	$20,359	$0	$302,072
Lawrence R. Zingale	$15,576	$7,788	$296	$0	$19,740
James C. Hobby	$92,919	$12,000	$5,338	$0	$197,053
David L. Pearson	$23,689	$11,845	$6,161	$0	$214,473

(1)	The amounts shown are included in the amounts of “salary” in column (c) of the Summary Compensation Table.

(2)	The amounts shown are included in the amounts of “Other Compensation” in column (i) of the Summary Compensation Table.

(3)	The amounts shown include 100% of the aggregate executive and Company contributions which have all been reported in the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2007:

	(a)		(b)		(c)
Number of Securities
	Number of				Remaining Available for
	Securities to be		Weighted Average		Future Issuance Under
	Issued Upon		Exercise Price of		Equity Compensation
	Exercise of		Outstanding		Plans (Excluding
	Options, Warrants		Options, Warrants		Securities Reflected in
	and Rights		and Rights		Column (a))

Equity compensation plans approved by shareholders(1)	510,391		$13.49	(2)	6,584,489
Equity compensation plans not approved by shareholders	53,496	(3)	—		N/A	(3)
Totals	563,887		—		6,584,489

(1)	Includes shares of common stock of Sykes authorized for awards under the 2001 Equity Incentive Plan as well as the 2000 Stock Option Plan, the 1996 Employee Stock Option Plan, and the 1997 Management Stock Incentive Plan, all of which are predecessor plans to the 2001 Equity Incentive Plan. Also includes shares of common stock of Sykes reserved for issuance under the 1999 Employees’ Stock Purchase Plan, the Amended and Restated 1996 Non-Employee Director Stock Option Plan, the 1996 Non-Employee Director Fee Plan, and the 2004 Non-Employee Director Fee Plan.

(2)	Represents the weighted average exercise price of stock options only.

(3)	Represents shares of common stock of Sykes issued as matching grants under the Executive Deferred Compensation Plan for executives described on page 28 above. There is no specific number of shares reserved for issuance under the Executive Deferred Compensation Plan.

Shares awarded under all of the above plans may be from Sykes’ authorized and unissued shares, treasury shares or shares acquired in the open market. For a summary of the terms of Sykes’ equity compensation plans, see Note 19 of our consolidated financial statements in the Annual Report on Form 10-K incorporated herein by reference.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of a termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of a disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Depending upon the date of a termination, such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	shares which have vested and for which the restrictions have lapsed under Long-Term Incentive compensation awards;

•	shares to be issued as a result of the vesting of SARs under Long-Term Incentive compensation awards;

•	amounts contributed to the Executive Deferred Compensation Plan; and

•	unused vacation pay.

Payments Made Upon Termination by the Company Without Cause, or by the Executive with Good Reason

In the event Mr. Sykes’ employment is terminated by the Company prior to the expiration of any renewal period for any reason other than death, disability, or cause (as defined in his employment agreement), or if his employment agreement is terminated by Mr. Sykes prior to the expiration of the renewal period for good reason (as defined below under “Employment Agreements”), the Company is required to pay Mr. Sykes an amount equal to his weekly base salary through the end of the renewal period of the agreement or for 104 weeks, whichever is greater.

In the event Mr. Kipphut’s employment is terminated by the Company prior to the expiration of the any renewal period for any reason other than death, disability, or cause (as defined in his employment agreement), or if his employment agreement is terminated by Mr. Kipphut prior to the expiration of the renewal period for good reason (as defined below under “Employment Agreements”), the Company is required to pay Mr. Kipphut an amount equal to his weekly base salary through the end of the renewal period of the agreement or for 52 weeks, whichever is greater, plus an amount equal to the maximum annual performance bonus he could earn (60% of his annual base salary), which would also be paid over the same period as the other payments.

In the event of the termination by the Company of the employment of any named executive officer other than Mr. Sykes or Mr. Kipphut for any reason other than death, disability or cause, they will be entitled to receive an amount equal to their annual base salary payable over a one year period.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The Company pays for life insurance and accidental death and dismemberment coverage for its executive team in amounts equal to twice the executive’s base salary, up to a maximum of $500,000. The Company also pays for short term disability for its executives with a benefit of 70% of base salary, up to a maximum of $2,500 per week, and long term disability utilizing multiple plans. The base long term disability plan provides for a benefit to the executives of 70% of base salary, up to a maximum of $15,000 per month. The base long term disability plan is supplemented with two personal plans designed to provide the executives with long term disability insurance approximating 75% of covered compensation.

Payments Made Upon a Change of Control

The Company has entered into employment agreements with Mr. Sykes and Mr. Kipphut which contain change of control payment provisions. Pursuant to these provisions, if Mr. Sykes’ or Mr. Kipphut’s employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), or if Mr. Sykes or Mr. Kipphut terminate their employment in certain circumstances defined in their respective agreements which constitutes “good reason,” in addition to the benefits listed under the heading “Payments Made Upon Termination”:

•	Mr. Sykes will receive:

•	his then current base salary for a period of three years;

•	an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three, and paying such amount over a 156-week period; and

•	all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

•	Mr. Kipphut will receive:

•	his then current base salary for a period of two years;

•	an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Kipphut in the year such change of control occurs by a factor of two, and paying such amount over a 104-week period; and

•	all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Kipphut.

The named executive officers, other than Mr. Sykes and Mr. Kipphut, do not have change of control provisions in their respective employment agreements, but under various equity incentive agreements, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of the executive in the event of a change in control.

Charles E. Sykes

The following table shows the potential payments upon termination or a change of control of the Company for Charles E. Sykes, the Company’s President and Chief Executive Officer, as if such termination had occurred on December 31, 2007:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	1,000,000	1,500,000	0	1,000,000	1,500,000
Bonus Payment	0	1,125,000	0	1,125,000	1,125,000
Stock Grants Vesting Acceleration	0	2,613,582	0	0	2,613,582
Stock Option Vesting Acceleration	0	123,598	0	0	123,598
Deferred Compensation Vesting Acceleration	0	0	0	0	0
Payment for Taxes Resulting from Deferred Compensation Distribution	0	34,572	0	0	34,572
Total	1,000,000	5,396,752	0	2,125,000	5,396,752

W. Michael Kipphut

The following table shows the potential payments upon termination or a change of control of the Company for W. Michael Kipphut, the Company’s Senior Vice President and Chief Financial Officer, as if such termination had occurred on December 31, 2007:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	368,500	737,000	0	368,500	737,000
Bonus Payment	221,100	442,200	0	221,100	442,200
Stock Grants Vesting Acceleration	0	1,222,902	0	0	1,222,902
Stock Option Vesting Acceleration	0	54,418	0	0	54,418
Deferred Compensation Vesting Acceleration	0	0	0	0	0
Payment for Taxes Resulting from Deferred Compensation Distribution	0	108,631	0	0	108,631
Total	589,600	2,565,151	0	589,600	2,565,151

Lawrence R. Zingale

The following table shows the potential payments upon termination or a change of control of the Company for Lawrence R. Zingale, the Company’s Senior Vice President — Global Sales and Client Management, as if such termination had occurred on December 31, 2007:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	305,000	305,000	0	0	0
Bonus Payment	0	0	0	0	0
Stock Grants Vesting Acceleration	0	690,174	0	0	690,174
Stock Option Vesting Acceleration	0	37,204	0	0	37,204
Deferred Compensation Vesting Acceleration	0	7,758	0	0	7,758
Payment for Taxes Resulting from Deferred Compensation Distribution	0	7,099	0	0	7,099
Total	305,000	1,047,235	0	0	742,235

James C. Hobby

The following table shows the potential payments upon termination or a change of control of the Company for James C. Hobby, the Company’s Senior Vice President — Global Operations, as if such termination had occurred on December 31, 2007:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	305,000	305,000	0	0	0
Bonus Payment	0	0	0	0	0
Stock Grants Vesting Acceleration	0	796,896	0	0	796,896
Stock Option Vesting Acceleration	0	34,012	0	0	34,012
Deferred Compensation Vesting Acceleration	0	33,351	0	0	33,351
Payment for Taxes Resulting from Deferred Compensation Distribution	0	70,864	0	0	70,864
Total	305,000	1,240,123	0	0	935,123

David L. Pearson

The following table shows the potential payments upon termination or a change of control of the Company for David L. Pearson, the Company’s Senior Vice President and Chief Information Officer, as if such termination had occurred on December 31, 2007:

	Company Initiated		Executive Initiated
	Before	After
	Change in	Change in
	Control	Control
	Termination	Termination		Voluntary
	w/o Cause	w/o Cause		Termination
	or for Good	or for Good	Voluntary	for “Good	Change in
	Reason	Reason	Termination	Reason”	Control
Type of Benefit	($)	($)	($)	($)	($)

Severance Pay	220,000	220,000	0	0	0
Bonus Payment	0	0	0	0	0
Stock Grants Vesting Acceleration	0	428,346	0	0	428,346
Stock Option Vesting Acceleration	0	15,505	0	0	15,505
Deferred Compensation Vesting Acceleration	0	30,639	0	0	30,639
Payment for Taxes Resulting from Deferred Compensation Distribution	0	77,129	0	0	77,129
Total	220,000	771,619	0	0	551,619

EMPLOYMENT AGREEMENTS

Charles E. Sykes.  The Company and Mr. Sykes are parties to an employment agreement, dated August 1, 2004, as amended on July 28, 2005 to correct a scrivener’s error, and as amended on January 3, 2006 to change his compensation. The material terms and conditions of the agreement as amended are summarized below. Under the agreement, Mr. Sykes serves as President and Chief Executive Officer of the Company. The term of the agreement expired on July 31, 2007, but was automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 180 days prior to the expiration of any renewal term. Under the agreement, as amended, Mr. Sykes’ annual base salary is $500,000. Mr. Sykes also is entitled to a performance bonus of up to 75% of his base salary based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If the agreement is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Sykes prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Sykes an amount equal to his weekly base salary through the end of the renewal period of the agreement or for 104 weeks, whichever is greater, and during such period Mr. Sykes is prohibited from soliciting the Company’s employees and competing with the Company in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. If the agreement is terminated by Mr. Sykes following a change in control of the Company (as defined in the agreement) prior to the expiration of the initial term or any renewal period, the Company is required to pay Mr. Sykes an amount equal to his weekly base salary for 156 weeks from the date of termination, rather than 104 weeks, and to pay him an amount determined by multiplying the annual target bonus designated or otherwise indicated for him in the year such change of control occurs by a factor of three, and paying such amount over the 156-week period. Also, in the event the agreement is terminated by Mr. Sykes following a change in control, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes upon the event of termination.

“Good reason” for Mr. Sykes’ termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of CEO or President, (v) a significant relocation of Mr. Sykes’ principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that made the continued performance of his duties under the agreement hazardous to his physical or mental health or his life.

The agreement provides that if Mr. Sykes’ employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Sykes other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for a period of one year after its termination, regardless of the reason for its termination. The agreement contains customary confidentiality provisions.

W. Michael Kipphut.  The Company and Mr. Kipphut are parties to an employment agreement, dated March 6, 2005, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Kipphut will serve as an executive of the Company. Mr. Kipphut serves as Group Executive, Senior Vice President — Finance and Chief Financial Officer. The initial term of the agreement expired on March 5,

2007, but was automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides the other with written notice of its intent not to renew the agreement at least 30 days prior to the expiration of a renewal term. Under the agreement, Mr. Kipphut’s annual base salary is $368,500, subject to increase at the Company’s discretion. Mr. Kipphut also is entitled to a performance bonus up to 60% of his base salary based upon the achievement of specified goals as determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If the agreement is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Kipphut prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Kipphut an amount equal to his weekly base salary through the end of the renewal period of the agreement or for 52 weeks, whichever is greater, plus an amount equal to the maximum annual performance bonus he could earn (60% of his annual base salary), which would also be paid over the same period as the other payments. If the agreement is terminated by Mr. Kipphut following a change in control of the Company (as defined in the agreement) prior to the expiration of the renewal period, the Company is required to pay Mr. Kipphut an amount equal to his weekly base salary for 104 weeks from the date of termination, rather than 52 weeks, plus an amount equal to twice the maximum annual performance bonus he could earn, which would also be paid over the 104-week period. Also, in the event the agreement is terminated by Mr. Kipphut following a change in control, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Kipphut upon the event of termination.

“Good reason” for Mr. Kipphut’s termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Kipphut that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of Senior Vice President and Chief Financial Officer, (v) a significant relocation of Mr. Kipphut’s principal office, (vi) a change in reporting such that Mr. Kipphut is required to report to someone other than the CEO, or (vii) a significant increase in travel requirements.

The agreement provides that if Mr. Kipphut’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Kipphut other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Kipphut may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. If the agreement is terminated by the Company or Mr. Kipphut prior to the end of its term, regardless of the reason for its termination the non-solicitation and non-competition provisions will remain in effect through the end of the renewal period or for 52 weeks after termination, whichever is greater. The agreement contains customary confidentiality provisions.

James C. Hobby.  The Company and Mr. Hobby are parties to an employment agreement, dated January 2, 2007, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Hobby will serve as an executive of the Company. Mr. Hobby serves as Senior Vice President, Global Operations. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Hobby’s annual base salary is to be not less than $305,000, and he is entitled to participate in a performance-based bonus program ranging from 0% to 50% of his base salary and to standard executive fringe benefits.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Hobby an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. If Mr. Hobby’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Hobby, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Hobby may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

Lawrence R. Zingale.  The Company and Mr. Zingale are parties to an employment agreement, dated April 10, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Zingale will serve as an executive of the Company. Mr. Zingale serves as Senior Vice President, Global Sales and Client Management. The agreement continues until terminated by one of the parties. Under the agreement, Mr. Zingale’s annual base salary is to be not less than $322,000 through the end of the term of the agreement, and he is entitled to participate in a performance based bonus program ranging from 0% to 50% of his base salary, and to standard executive fringe benefits.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Zingale an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. If Mr. Zingale’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Zingale, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Zingale may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

David L. Pearson.  The Company and Mr. Pearson are parties to an employment agreement, dated September 20, 2005, as amended on October 1, 2007 and January 3, 2008 to change his compensation, the material terms and conditions of which are summarized below The employment agreement provides that Mr. Pearson will serve as an executive of the Company. Mr. Pearson serves as Senior Vice President, Information Technology. The agreement had an initial term which expired on September 19, 2006, but was automatically renewed, and will continue to automatically renew, for successive one-year terms unless one of the parties provides written notice of its intent not to renew at least 180 days prior to the expiration of a renewal term. Under the agreement, Mr. Pearson’s annual base salary is to be not less than $231,000 through the end of the term of the agreement, and he is entitled to participate in a performance based bonus program ranging from 0% to 50% of his base salary, and to standard executive fringe benefits.

If the agreement is terminated by the Company prior to the expiration of the renewal period for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Pearson an amount equal to his weekly base salary for 52 weeks after the termination of the agreement, and Mr. Pearson may not compete with the Company during such period in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement also provides that if Mr. Pearson’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Pearson, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Pearson may not compete with the Company for a period through the end of the renewal period of the agreement or for 52 weeks following the termination of his employment, whichever is greater. The agreement provides that, after termination of his employment for any reason, whether by the Company or Mr. Pearson, Mr. Pearson may not solicit the Company’s employees for the longer of (i) the remaining term of the agreement or (ii) a period of one year after termination of his employment. The agreement contains customary confidentiality provisions.

DIRECTOR COMPENSATION

Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board.

2004 Non-Employee Director Fee Plan

In May 2005, the shareholders of the Company approved the 2004 Non-Employee Director Fee Plan (the “2004 Fee Plan”). The 2004 Fee Plan provides that all new non-employee directors joining the Board will receive an initial grant of common stock units (“CSUs”) on the date the new director is appointed or elected, the number of which will be determined by dividing a dollar amount to be determined from time to time by the Board (initially set at $30,000) by an amount equal to 110% of the closing price of the Company’s common stock on the date the new director is appointed or elected. The initial grant of CSUs will vest in three equal installments, one-third on the date of each of the following three annual shareholders’ meetings. A CSU is a bookkeeping entry on the Company’s books that records the equivalent of one share of common stock. On the date each CSU vests, the director will become entitled to receive a share of the Company’s common stock and the CSU will be canceled.

Additionally, the 2004 Fee Plan provides that each non-employee director will receive, on the day after the annual meeting, an annual retainer for service as a non-employee director, the amount of which shall be determined from time to time by the Board. Under the 2004 Fee Plan, the annual retainer will be paid 75% in CSUs and 25% in cash. The number of CSUs to be granted under the 2004 Fee Plan will be determined by dividing the amount of the annual retainer by an amount equal to 105% of the closing price for the Company’s common stock on the award date (the day after the annual meeting). The annual grant of CSUs will vest in two equal installments, one-half on the date of each of the following two annual shareholders’ meetings. All CSUs will automatically vest upon the termination of a director’s service as a director, whether by reason of death, retirement, resignation, removal or failure to be reelected at the end of his or her term. Until a CSU vests, the director has none of the rights of a shareholder with respect to the CSU or the common stock underlying the CSU. CSUs are not transferable.

The Compensation and Human Resource Development Committee reviews Board compensation on an annual basis and makes recommendations to the full Board which is responsible for the final determination as to Board compensation. For 2006 and 2007, the Compensation Committee and the Board have established the annual retainer fee for non-employee directors at $50,000. Any non-employee Chairman of the Board receives additional annual cash compensation in the amount of $100,000. The Chairperson of the Audit Committee receives additional annual cash compensation in the amount of $10,000, and the Chairpersons of the Compensation and Human Resource Development Committee and the Nominating and Corporate Governance Committee each receive additional annual cash compensation in the amount of $5,000. The Chairperson of any Special Committee appointed by the Chairman of the Board will receive an additional cash payment of $2,000 at the formation of the Special Committee.

In addition to the initial grant of CSUs and the annual retainer, each non-employee director receives a cash payment of $1,250 for each day he/she attends committee and/or board meetings, and a cash payment of $500 for each Board or Committee teleconference that lasts longer than one hour.

In March, 2008, the Compensation and Human Resource Committee recommended to the Board, and the Board adopted, amendments to the 2004 Fee Plan which provided that the initial grant of CSUs to directors joining the Board, as well as annual retainer grants of cash and CSUs, will vest and be earned in equal quarterly installments over the term of the grant (three years for the initial grant, and two years for annual grants) instead of being earned at the time of grant. Accordingly, beginning with grants in 2008, unvested and unearned CSUs will not automatically vest upon the termination of a director’s service as a director, whether by reason of death, retirement, resignation, removal or failure to be reelected at the end of his or her term.

The following table contains information regarding compensation paid to the non-employee directors during fiscal year ending December 31, 2007, including cash and restricted stock units.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)

Furman P. Bodenheimer, Jr.	24,750	92,293	—	—	—	—	117,043
Mark C. Bozek	32,500	68,256	—	—	—	—	100,756
Lt. Gen. Michael DeLong (Ret)	24,750	68,256	—	—	—	—	93,006
H. Parks Helms	32,750	80,274	—	—	—	—	113,024
Iain Macdonald	26,500	72,677	—	—	—	—	99,177
James S. MacLeod	25,000	80,443	—	—	—	—	105,443
Linda McClintock-Greco, M.D.	23,750	68,256	—	—	—	—	92,006
William J. Meurer	40,250	68,256	—	—	—	—	108,506
James K. Murray, Jr.	25,250	80,443	—	—	—	—	105,693
Paul L. Whiting	127,250	68,256	—	—	—	—	195,506

(1)	Amounts shown include the cash portion ($12,500) of the annual retainer paid to each non-employee director in 2007, as well as all meeting fees paid. The fees earned by Mr. Whiting include $100,000 for service as Chairman of the Board. The fees earned by Mr. Meurer, Mr. Bozek and Mr. Helms include $10,000, $5,000 and $5,000 respectively, for service as a Committee Chair.

(2)	As required by relevant SEC rules, the amounts shown are the compensation costs recognized by the Company for financial reporting purposes in 2007 for restricted stock unit awards as determined pursuant to Share-Based Payment, SFAS No. 123(R). These compensation costs reflect restricted stock unit awards granted in 2005, 2006 and 2007. See Notes 1 and 23 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating this amount. Each of our non-employee directors received 1,851 restricted stock units as the stock portion of their annual retainer in 2007, with an individual grant date fair value of $35,521. As of December 31, 2007, our non-employee directors held the following number of options and restricted stock units: Furman P. Bodenheimer, Jr. 47,953, Mark C. Bozek 12,953, Lt. Gen. Michael DeLong (Ret) 11,286, H. Parks Helms 20,453, Iain Macdonald 2,953, James S. MacLeod 2,953, Dr. Linda McClintock-Greco 20,453, William J. Meurer 30,453, James K. Murray, Jr. 2,953 and Paul L. Whiting 27,953.

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock as of April 11, 2008, for each director, each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

				Stock Settled
				Stock
				Appreciation
			Options	Rights
			Currently	Vested and	Total Stock	Percent of
			Exercisable or	Vesting	and Stock	Total
	Common	Common	Exercisable	Within 60	Based	Outstanding
Name	Stock	Stock Units(1)	Within 60 Days	Days(2)	Holdings	Stock

Furman P. Bodenheimer, Jr.	75,336	2,027	45,000	0	122,363	*
Mark C. Bozek	6,200	2,027	10,000	0	18,227	*
Lt. Gen. Michael DeLong (Ret)	10,200	2,027	8,333	0	20,560	*
H. Parks Helms(3)	18,224	2,027	17,500	0	37,751	*
Iain Macdonald	11,777	2,027	0	0	13,804	*
James S. MacLeod	9,846	3,070	0	0	12,916	*
Linda McClintock-Greco, M.D.	18,421	2,027	17,500	0	37,948	*
William J. Meurer	44,291	2,027	27,500	0	73,818	*
James K. Murray, Jr.(4)	15,346	3,070	0	0	18,416	*
Charles E. Sykes(5)	199,210	0	0	4,898	204,108	*
Paul L. Whiting(6)	113,096	2,027	25,000	0	140,123	*
W. Michael Kipphut(7)	94,684	0	110,000	2,155	206,839	*
Lawrence R. Zingale(8)	55,411	0	0	1,472	56,883	*
James C. Hobby(9)	53,340	0	0	1,327	54,667	*
David L. Pearson(10)	31,553	0	20,300	614	52,467	*
All directors and executive officers as a group — 18 persons	805,013	22,356	309,633	9,862	1,146,864	2.77%

*	Less than 1.0%

(1)	Represents stock settled Common Stock Units granted pursuant to the 2004 Non-Employee Director Fee Plan that will vest within 60 days of the date of this proxy statement.

(2)	Shares of common stock which may be acquired within sixty days upon the exercise of stock appreciation rights (“SARs”), assuming that the fair market value of a share of the Company’s stock (as defined in the 2001 Equity Incentive Plan) is $17.25 on the date of exercise. The SARs represent the right to receive that number of shares of common stock determined by dividing (i) the total number of shares of stock subject to the SARs being exercised, multiplied by the amount by which the fair market value (as defined in the Plan) of a share of stock on the day the right is exercised exceeds the fair market value of a share of stock on the date of grant of the SAR, by (ii) the fair market value of a share of stock on the exercise date.

(3)	Excludes 600 shares held by Mr. Helms’ spouse over which Mr. Helms disclaims beneficial ownership.

(4)	Excludes 1,000 shares held by a family member in which Mr. Murray disclaims beneficial ownership.

(5)	Includes 181,159 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 18,333 shares owned by a trust of which Mr. Sykes is a beneficiary.

(6)	Includes 113,096 shares owned jointly by Mr. Whiting and other family members. Excludes 300 shares of common stock held by Mr. Whiting’s wife in which Mr. Whiting disclaims beneficial ownership.

(7)	Includes 92,684 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

(8)	Includes 55,411 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

(9)	Includes 53,340 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

(10)	Includes 31,553 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

Security Ownership of Certain Beneficial Owners

As of April 11, 2008, the Company’s records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner or more than 5% of the Company’s common stock.

	Amount and Nature of Beneficial Ownership Common Stock
Name	Shares	Percent

John H. Sykes(1)	7,289,924	17.73
Wells Fargo & Company(2)	3,583,560	8.72
420 Montgomery Street San Francisco, CA 94163
BlackRock, Inc.(3)	2,887,348	7.02
40 East 52nd Street New York, New York, 10022

(1)	Represents shares owned by Mr. John Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership in which Mr. Sykes is the sole limited partner and the sole shareholder of the limited partnership’s sole general partner. Excludes 7,950 shares owned by Mr. Sykes’ wife, as to which Mr. Sykes disclaims beneficial ownership. Mr. Sykes’ business address is P.O. Box 2044, Tampa, Florida 33601-2044.

(2)	All information is based upon the Schedule 13G filed with the Security and Exchange Commission by Wells Fargo & Company (“Wells Fargo”) on February 4, 2008. Wells Fargo is a parent holding company registered under Section 240 of the Investment Advisors Act of 1940. Wells Fargo filed the Schedule 13G on its own behalf and on behalf of three subsidiaries which are classified as investment advisors, and one subsidiary that is classified as a bank. Aggregate beneficial ownership reported by Wells Fargo & Company is on a consolidated basis and includes any beneficial ownership separately reported therein by a subsidiary.

(3)	All information is based upon the Schedule 13G filed with the Security and Exchange Commission by BlackRock, Inc. (“BlackRock”) on February 8, 2008. BlackRock is a parent holding company and a registered investment advisor under Section 240 of the Investment Advisors Act of 1940. BlackRock filed the Schedule 13G on its own behalf, and on behalf of five investment management subsidiaries, all of which are classified as investment advisors. Aggregate beneficial ownership reported by BlackRock is on a consolidated basis and includes any beneficial ownership separately reported therein by a subsidiary.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee engaged Deloitte & Touche LLP as the Company’s independent auditors to audit the 2008 consolidated financial statements of the Company for the year ended December 31, 2008 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 and express an opinion thereon, and issue an attestation report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008. Although the Company is not required to seek shareholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment, but will not be required to engage a different auditing firm.

Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this proposal and urges each shareholder to vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors. Executed and unmarked proxies in the accompanying form will be voted at the Annual Meeting in favor of ratification.

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised solely of independent directors and, among other things, is responsible for:

•	Serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm reports directly to the Audit Committee.

•	Reviewing and appraising the Company’s internal auditing function.

•	Providing an open avenue of communication among the Company’s registered public accounting firm, financial and senior management, those involved in the Company’s internal auditing function, and the Board of Directors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors which exceed $50,000. These services may include audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee has been given the authority to grant pre-approvals, and each such pre-approval is then submitted to the full Committee at the next meeting for consideration and approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Service Fees Paid to the Independent Registered Public Accounting Firm

The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2007 and December 31, 2006 were as follows:

	2007	2006

Audit Fees(1)	$2,984,332	$3,032,776
Audit-Related Fees(2)	$-0-	$34,678
Tax Fees	$-0-	$-0-
All Other Fees(3)	$101,000	$-0-

(1)	Fees for audit services in 2007 and 2006 consisted of (a) audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, (b) reviews of the Company’s quarterly condensed consolidated financial statements, and (c) annual stand alone statutory audits.

(2)	Fees for audit related services in 2006 consisted of (a) audit of employee benefit plans and (b) agreed upon procedures engagements.

(3)	All Other Fees in 2007 principally included assistance with responding to SEC comment letters.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2007, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management,

(2) discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, and

(3) received the written disclosure and letter from the Auditors required by Independence Standards Board Standard No. 1 and has discussed with the Auditors the Auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the March 26, 2008 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

AUDIT COMMITTEE

William J. Meurer, Chairman
Iain A. Macdonald
Paul L. Whiting

March 26, 2008

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the year ended December 31, 2007, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis, all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement for its 2009 Annual Meeting of Shareholders is December 21, 2008. Pursuant to the Company’s Bylaws, only shareholder proposals submitted on or prior to such date may be brought before the meeting.

OTHER MATTERS

Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

James T. Holder
Secretary

. NNNNNNNNNNNN
NNNNNNNNNNNNNNN C123456789
000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext
ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 21, 2008. Vote by Internet · Log on to the Internet and go to www.investorvote.com/SYKE
· Follow the steps outlined on the secured website.
Vote by telephone
· Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card 123456 C0123456789 12345
3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. To elect four Directors:
(to serve for a term of three years) + For Withhold For Withhold For Withhold
01 — H. Parks Helms 02 — Linda McClintock-Greco, M.D. 03 — James S. MacLeod
04 — James K. (Jack) Murray, Jr.
For Against Abstain
2. To ratify the appointment of Deloitte & Touche LLP as 3. In their discretion, the proxies are authorized to vote upon such other independent auditors of the Company. business as may properly come before this meeting or any adjournments or postponements thereof.
B Non-Voting Items
Change of Address — Please print new address below. Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign Proxy exactly as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give your full title as such.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
NNNNNNN1 U P X 0 1 7 8 8 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
<STOCK#> 00W69A

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3
Proxy — SYKES ENTERPRISES, INCORPORATED Annual Meeting of Shareholders, May 21, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned shareholder of Sykes Enterprises, Incorporated (the “Company”) hereby appoints each of Charles E. Sykes, W. Michael Kipphut and James T. Holder, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Tampa Marriott Waterside, 700 South Florida Avenue, Tampa, Florida, on Wednesday, May 21, 2008, at 9:00 a.m., Eastern Daylight Savings Time, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.
The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AND FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.